Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements give effect to the acquisition of Oncogenerix, Inc. (“Oncogenerix”) by DARA BioSciences, Inc. (“DARA”) on January 17, 2012 (the “Acquisition”).

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 gives effect to the Acquisition as if it occurred February 1, 2011 and combines the historical balance sheets of DARA and Oncogenerix as of December 31, 2011. The DARA and Oncogenerix balance sheet information was derived from the audited balance sheets as of December 31, 2011.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 are presented as if the Acquisition was consummated on February 1, 2011 and combines the historical results of DARA and Oncogenerix for the year ended December 31, 2011. The historical results of DARA and Oncogenerix were derived from the audited statements of operations as of December 31, 2011.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the Acquisition using the purchase method of accounting.

The unaudited pro forma condensed consolidated financial statements were prepared using the assumptions described in the related notes. The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operational efficiencies, revenue synergies or changes in operating strategies that may result from the Acquisition. Therefore, the information presented in the accompanying unaudited pro forma condensed combined financial statements may differ materially from future results realized.

Amounts preliminarily allocated to assets acquired, including intangible assets, may change significantly. We continue to assess the estimated fair values of the assets acquired and such fair values are subject to revision as we receive finalized appraisals and complete other analyses. Accordingly, the purchase price allocation is preliminary and subject to revision.

The unaudited pro forma condensed financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had DARA and Oncogenerix been a combined company during the specified periods.

The unaudited pro forma condensed financial statements do not include any adjustments for income taxes because the combined company is anticipated to incur taxable losses for the foreseeable future.

The accompanying notes are an integral part of these consolidated financial statements.

DARA BioSciences, Inc.

(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Balance Sheets

	December 31, 2011
			Pro Forma		Pro Forma
	DARA	ONCOGENERIX	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$1,179,157	$86,212	$115,000	A	$1,380,369
Prepaid expenses and other assets, current portion	283,709	—	—		283,709

Total current assets	1,462,866	86,212	115,000		1,664,078

Furniture, fixtures and equipment, net	42,455	782	—		43,237
Restricted cash	38,554	—	—		38,554
Prepaid expenses and other assets, net of current portion	77,999	550	—		78,549
Prepaid license fee, net	100,000	—	—		100,000
Investments	130,468	—	—		130,468
Intangible asset and Goodwill	—	—	1,716,721	B	1,716,721

Total assets	$1,852,342	$87,544	$1,831,721		$3,771,607

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$640,817	$129,495	$—		$770,312
Accrued liabilities	140,673	—	—		140,673
Accrued compensation	71,193	—	—		71,193
Capital lease obligation, current portion	15,312	—	—		15,312
Convertible note payable – net of debt discount	—	29,268	—		29,268
Notes payable – related parties	—	31,536	—		31,536
Accrued Interest Payable – related parties	—	1,034	—		1,034
Derivative liability	—	364	—		364

Total current liabilities	867,995	191,697	—		1,059,692

Deferred lease obligation	9,099	—	—		9,099
Capital lease obligation, net of current portion	16,100	—	—		16,100

Total liabilities	893,194	191,697	—		1,084,891

Stockholders’ equity:
DARA
Preferred stock, Series A, $0.01 par value, 1,000,000 shares authorized, 828 shares issued and outstanding at December 31, 2011	8	—	—		8
Common stock, $0.01 par value, 75,000,000 shares authorized, 5,600,804 shares issued and outstanding at December 31, 2011	56,008		11,146	C	67,154
Additional paid-in capital	40,834,972	—	1,716,422	C	42,551,394
Deficit accumulated during the development stage	(39,716,548)	—	—		(39,716,548)

Total stockholders’equity before noncontrolling interest	1,174,440	—	1,727,568		2,902,008
Noncontrolling interest	(215,292)	—	—		(215,292)

ONCOGENRIX
Preferred convertible stock, Series A, $0.01 par value, 5,000,000 shares authorized, 5,000 shares issued and outstanding at December 31,	—	50	(50)		—
Common stock, $0.01 par value, 50,000,000 shares authorized, 17,647,059 shares issued and outstanding at December 31, 2011	—	176,471	(176,471)		—
Additional paid-in capital	—	1,662,575	(1,662,575)		—
Retained Earnings	—	(1,943,249)	1,943,249		—

Total stockholders’ equity	959,148	(104,153)	1,831,721		2,686,716

Total liabilities and stockholders’ equity	$1,852,342	$87,544	$1,831,721		$3,771,607

The accompanying notes are an integral part of these consolidated financial statements.

DARA BioSciences, Inc.

(A Development Stage Company)

Unaudited Pro Forma Statements of Operations

	Year Ended December 31, 2011
			Pro Forma		Pro Forma
	DARA	ONCOGENERIX	Adjustments		Combined
Operating expenses:
Research and development	$2,633,449	$—	$—		$2,633,449
General and administrative	4,128,446	1,192,160	115,000	A	5,435,606

Total operating expenses	6,761,895	1,192,160	115,000		8,069,055

Loss from operations	(6,761,895)	(1,192,160)	(115,000)		(8,069,055)

Other income (expense):
Other income (expense), net	(1,510)	—	—		(1,510)
Interest income (expense), net	91,710	(749,133)	—		(657,423)

Total other income, net	90,200	(749,133)	—		(658,933)
Loss before undistributed loss in equity method investments and net loss attributable to noncontrolling interests	(6,671,695)	(1,941,293)	—		(8,612,988)

Net loss before benefit from income taxes	(6,671,695)	(1,941,293)	—		(8,612,988)
Income tax benefit	194,445	—	—		194,445

Consolidated net loss	(6,477,250)	(1,941,293)	—		(8,418,543)

Loss attributable to noncontrolling interest	306,662	—	—		306,662

Preferred convertible stock Series A dividend	—	(1,956)	—		(1,956)

Loss attributable to controlling interest	$(6,170,588)	$(1,943,249)	$—		$(8,113,837)

Basic and diluted net loss per common share attributable to controlling interest	$(1.20)	$—			$(1.29)

Shares used in computing basic and diluted net loss per common share attributable to controlling interest	5,151,017	—	1,114,560	C	6,265,577

The accompanying notes are an integral part of these consolidated financial statements.

DARA BioSciences, Inc.

(A Development Stage Company)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

On January 17, 2012, DARA completed its acquisition of Oncogenerix for approximately $1,727,568.

The Acquisition will be accounted for in accordance with U.S. GAAP using the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the Acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired (including identifiable intangible assets) is to be allocated to goodwill.

This allocation of the purchase price is subject to finalization of DARA’s analysis of the fair value of the assets acquired and liabilities assumed. The final allocation of the purchase price will result in additional adjustments to the recorded amounts of assets and liabilities among other items. The adjustments arising out of the finalization of the purchase price allocation will not impact cash flows. However, such adjustments could result in material increases or decreases to the unaudited pro forma net loss amounts. Accordingly, the purchase price allocation in the unaudited pro forma condensed consolidated financial statements is preliminary and will be adjusted upon completion of the final valuation.

The historical Oncogenerix balance sheet and statement of operations included in the unaudited condensed consolidated pro forma financial statements were derived from Oncogenerix’s audited financial statements prepared in accordance with U.S. GAAP.

The estimated purchase price was calculated as follows:

DARA common stock, 1,114,560 shares at $1.55 per share	$1,727,568

2.	Pro Forma Adjustments

The pro forma adjustments are as follows:

(A)	Reflects the estimated Acquisition transaction expenses.

(B)	To reflect the fair value of the Soltamox Contract and the remaining total purchase price.

(C)	To reflect the issuance of 1,114,560 shares of DARA Common stock at $1.55 per share.